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EXHIBIT 23.1


              Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Current Report (Form 8-K) of Universal Health Services, Inc. of our report dated October 24, 1994, with respect to the combined financial statements of Manatee Hospitals and Health Systems, Inc. for the years ended August 31, 1993 and 1994 included in the Registration Statement on Form S-3, Registration No. 33-60287.

We also consent to the incorporation by reference in Registration Statements (Forms S-8, Registration No. 2-98913, No. 33-43276, No. 33-49428, No. 33-49426,
No 33-51671 and No. 33-56575) pertaining to Universal Health Services, Inc. of our report dated October 24, 1994, with respect to the combined financial statements of Manatee Hospitals and Health Systems, Inc. for the years ended August 31, 1993 and 1994 included in the Registration Statement on Form S-3, Registration No. 33-60287.



                                       By: /s/ Ernst & Young LLP
                                       -------------------------

Tampa, Florida
September 20, 1995